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                                                                      EXHIBIT 11


                          Tommy Hilfiger Corporation
                 Computation of Net Income Per Ordinary Share

                   (in thousands, except per share amounts)


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
                                                                      Three Months Ended June 30,
                                                                      ---------------------------
                                                                       1999                 1998
                                                                      -----                 -----
FINANCIAL STATEMENT PRESENTATION

BASIC

Weighted average shares outstanding.................................    94,360               87,285
                                                                    ==========            =========

Net income..........................................................$   38,279            $  12,975
                                                                    ==========            =========

Per share amount....................................................$     0.41            $    0.15
                                                                    ==========            =========

DILUTED

Weighted average shares outstanding.................................    94,360               87,285

Net effect of dilutive stock options based on the
treasury stock method using average market price....................     1,620                1,329
                                                                    ----------            ---------

Total...............................................................    95,980               88,614
                                                                    ==========            =========

Net Income..........................................................$   38,279            $  12,975
                                                                    ==========            =========

Per share amount....................................................$     0.40            $    0.15
                                                                    ==========            =========
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